Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Release

NMH Holdings, Inc. and National Mentor Holdings, Inc.
Announce Receipt of Requisite Consents for Concurrent Tender Offers and Consent Solicitations
Boston, MA — January 27, 2011 — NMH Holdings, Inc. (“NMH Holdings”), the indirect parent company of National Mentor Holdings, Inc. (“National Mentor”) announced today that it has received, pursuant to its previously announced tender offer and consent solicitation with respect to all of its outstanding $224,400,924 aggregate principal amount of Senior Floating Rate Toggle Notes due 2014 (the “Toggle Notes”), the requisite consents to adopt proposed amendments to the indenture governing the Toggle Notes that would, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in that indenture. National Mentor announced today that it has received, pursuant to its previously announced tender offer and consent solicitation with respect to all of its outstanding $180,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”), the requisite consents to adopt proposed amendments to the indenture governing the Senior Subordinated Notes that would, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in that indenture.
NMH Holdings announced that as of 5:00 p.m., New York City time, on January 27, 2011 (such date and time, the “Consent Date”), tenders and consents had been delivered with respect to $210,886,717 of the Toggle Notes, representing 99.97% of the outstanding principal amount of Toggle Notes (excluding Toggle Notes held by National Mentor). National Mentor announced that as of the Consent Date, tenders and consents had been delivered with respect to $171,924,000 of the Senior Subordinated Notes, representing 95.51% of the outstanding principal amount of Senior Subordinated Notes.
Upon receiving the requisite consents, NMH Holdings and U.S. Bank National Association, as trustee, executed a supplemental indenture with respect to the indenture governing the Toggle Notes implementing the proposed amendments described above, and National Mentor and U.S. Bank National Association, as trustee, executed a supplemental indenture with respect to the indenture governing the Senior Subordinated Notes implementing the proposed amendments described above. The supplemental indentures became effective upon execution, but the amendments to the respective indentures will not become operative until acceptance of the Toggle Notes by NMH Holdings pursuant to the terms and conditions described in NMH Holdings Statement (as defined below) and acceptance of the Senior Subordinated Notes by National Mentor pursuant to the terms and conditions described in the National Mentor Statement (as defined below).
The tender offers and consent solicitations are being made upon the terms and subject to the conditions set forth in NMH Holdings’ Offer to Purchase and Consent Solicitation Statement, dated as of January 19, 2011 (the “NMH Holdings Statement”) and National Mentor’s Offer to Purchase and Consent Solicitation Statement, dated as of January 19, 2011 (the “National Mentor Statement”), as applicable.

The tender offers and consent solicitations are subject to customary conditions, including, among others, the receipt of requisite consents to each supplemental indenture (which condition has been satisfied) and a condition that NMH Holdings and National Mentor receive net proceeds from a proposed refinancing in an amount sufficient to fund all of their obligations under the tender offers and consent solicitations and to repay all of the obligations under National Mentor’s existing senior secured credit facilities and term loan mortgage facility.
Holders of notes who validly tendered their notes prior to the Consent Date are eligible to receive the following total consideration upon acceptance of the notes by the Company:
•	$1,010 for each $1,000 principal amount of Toggle Notes, which includes a consent payment of $30 per $1,000 principal amount of Toggle Notes, and
•	$1,060 for each $1,000 principal amount of Senior Subordinated Notes, which includes a consent payment of $30 per $1,000 principal amount of Senior Subordinated Notes.
If the notes tendered prior to the Consent Date are accepted for purchase, NMH Holdings and National Mentor will pay the applicable total consideration, plus accrued and unpaid interest up to, but not including, the date of payment, on an early settlement date, which is expected to occur promptly after the satisfaction or waiver of the conditions to the tender offers. A holder’s right to validly withdraw tendered notes and validly revoke delivered consents expired on the Consent Date.
Holders of notes who validly tender their notes after the Consent Date, but on or prior to 5:00 p.m., New York City time, on February 16, 2011 (the “Expiration Date”), and whose notes are accepted for purchase, will receive the following tender offer consideration:
•	$980 for each $1,000 principal amount of Toggle Notes, and
•	$1,030 for each $1,000 principal amount of Senior Subordinated Notes.
If the notes tendered after to the Consent Date are accepted for purchase, NMH Holdings and National Mentor will pay the applicable tender offer consideration, plus accrued and unpaid interest up to, but not including the date of payment, promptly after the Expiration Date. Notes tendered after the Consent Date, but prior to the Expiration Date, may not be withdrawn, except in limited circumstances where withdrawal rights are required by law.
UBS Investment Bank is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is the information agent and tender agent for the tender offers and consent solicitations. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 549-6746 (toll free) or (212) 269-5550 (collect). Questions regarding each tender offer or consent solicitation may be directed to UBS Investment Bank at (888) 719-4210 (toll free) or (203) 719-4210 (collect).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell or a solicitation of consents with respect to any securities. The tender offers and consent solicitations are only being made pursuant to the terms of the NMH Holdings Statement and the National Mentor Statement, as applicable. The tender offers and consent solicitations are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of NMH Holdings, National Mentor, the dealer manager and solicitation agent, the information and tender agent, the trustee or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their notes in the tender offers or deliver their consent to the proposed amendments.
Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, conditions in the capital markets generally, the availability of financing for National Mentor and those factors and conditions described under “Risk Factors” and other cautionary statements in National Mentor’s filings with the Securities and Exchange Commission at www.sec.gov. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither the Company nor any of its affiliates undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
About NMH Holdings, Inc. and National Mentor Holdings, Inc.
National Mentor, which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses, and to youth with emotional, behavior and medically complex challenges. The MENTOR Network’s customized services offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.
Contact:
Dwight Robson
National Mentor Holdings, Inc.
(617) 790-4293